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                               CONSENT OF COUNSEL

                      AIM CORE ALLOCATION PORTFOLIO SERIES


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services -- Other Service Providers -- Counsel to the Trust" in the Statement of Additional Information for Series C and Series M, each a series portfolio of AIM Core Allocation Portfolio Series (the "Trust"), which is included in Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-127335), and Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-21792), filed on Form N-1A of the Trust.




                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                   ------------------------------------------
                                   Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
December 12, 2006